Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2026 RESULTS
RUTLAND, VERMONT (November 9, 2026) — Casella Waste Systems, Inc. (Nasdaq: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and nine month periods ended September 30, 2026.
Key Highlights:
•Revenues were $559.2 million for the quarter, up $73.9 million, or up 15.2%, from the same period in 2025.
•Solid waste pricing for the quarter was up 5.5% from the same period in 2025, driven by 5.9% collection price growth and 4.8% disposal price growth.
•Net loss was $(7.0) million for the quarter, as compared to net income of $10.0 million for the same period in 2025, impacted by an impairment charge described below. Adjusted Net Income, a non-GAAP measure, was $22.3 million for the quarter, down $(5.1) million from the same period in 2025.
•Adjusted EBITDA, a non-GAAP measure, was $133.5 million for the quarter, up $13.6 million, or up 11.4%, from the same period in 2025.
•Net cash provided by operating activities was $241.8 million for the year-to-date period, up $8.6 million, or up 3.7%, from the same period in 2025.
•Adjusted Free Cash Flow, a non-GAAP measure, was $111.1 million for the year-to-date period, down $(8.4) million, or down (7.0)%, from the same period in 2025.
•Acquired six businesses in the first nine months of 2026 with over $170 million in aggregate annualized revenues.
•Narrowed 2026 guidance for Adjusted EBITDA, reaffirmed guidance for Adjusted Free Cash Flow and raised guidance for revenues.
“We again delivered solid top-line revenue and Adjusted EBITDA growth in the third quarter with strong performance across most of our business,” said Ned Coletta, President and CEO of Casella Waste Systems, Inc. “Solid waste pricing was robust, up 5.9% in collection and up 4.6% at our landfills, along with 12.8% landfill volume growth. Where fully implemented, floating fuel fees continued to insulate our business from the impact of elevated and volatile fuel prices. We remain highly confident in our operating plans for this year, supported by strong fourth quarter performance visibility, and as such have narrowed our 2026 guidance on Adjusted EBITDA and maintained our Adjusted Free Cash Flow guidance, while raising our revenue guidance to reflect higher floating fuel fees.”
“During the third quarter in our Mid-Atlantic region, we moved aggressively to strengthen regional leadership and provide corporate support to accelerate operational initiatives, including route consolidation and efficiencies, rolling out floating fuel fees consistent with our companywide programs, and implementing price increases to offset cost inflation,” Coletta said. “Although our results in the Mid-Atlantic were slightly behind plan in the quarter, we have seen a definitive positive inflection point in the region entering the fourth quarter, with October Mid-Atlantic Adjusted EBITDA margins up approximately 150 basis points from August and up over 300 basis points year-over-year. While meaningful work remains, we expect these targeted actions to drive sustained regional performance gains through the remainder of the year and into 2027.”
Coletta added, “We continued to make significant progress on our multi-year G&A cost reduction and margin expansion objectives, completing the initial steps of our planned organizational transformation in late September and implementing credit card convenience fees throughout the quarter, with cost reduction benefits of both efforts expected to be reflected in the fourth quarter. We believe we are well positioned for strong growth in 2027 and a minimum of 300 basis points of Adjusted EBITDA margin expansion over the next three years.”
Q3 2026 Results
Revenues were $559.2 million for the quarter, up $73.9 million, or up 15.2%, from the same period in 2025, with revenue growth mainly driven by: the positive impact from acquisitions, including the rollover contribution from deals closed in prior periods; positive collection and disposal pricing; an increase in landfill volumes; and strong National Accounts growth in our Resource Solutions operating segment.
Operating income was $15.6 million for the quarter, down $(13.7) million from the same period in 2025, reflecting higher expenses including depreciation and amortization, an impairment charge related to our termination of the Granite State landfill development project, expenses related to acquisition activities and organizational transformation costs.

Net loss was $(7.0) million for the quarter, as compared to net income of $10.0 million for the same period in 2025, largely driven by the same factors impacting operating income in addition to higher interest expense, net, partially offset by the monetization of investment tax credits. Adjusted Net Income was $22.3 million for the quarter, down $(5.1) million, or down (18.7)%, from the same period in 2025.
Adjusted EBITDA was $133.5 million for the quarter, up $13.6 million, or up 11.4%, from the same period in 2025, driven by both acquisition contribution and organic growth.
Please refer to "Non-GAAP Performance Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliations of Adjusted Net Income, Adjusted EBITDA and other non-GAAP performance measures to their most directly comparable generally accepted accounting principles (“GAAP”) measures.
Net cash provided by operating activities was $241.8 million for the nine months ended September 30, 2026, up $8.6 million from the same period in 2025. Adjusted Free Cash Flow was $111.1 million for the nine months ended September 30, 2026, down $(8.4) million from the same period in 2025.
Please refer to "Non-GAAP Liquidity Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliation of Adjusted Free Cash Flow to its most directly comparable GAAP measure.
Fiscal Year 2026 Outlook
The Company updated guidance for the fiscal year ending December 31, 2026 (“fiscal year 2026”) for the following ranges:
•Revenues between $2.100 billion and $2.110 billion (raised from a range of $2.090 billion to $2.110 billion);
•Adjusted EBITDA between $475 million and $481 million (narrowed from between $473 million and $483 million); and
•Net loss between $(10) and $(4) million (lowered from a range of net income between $0 million and $6 million).
The Company reaffirmed guidance for fiscal year 2026 by estimating results in the following ranges:
•Net cash provided by operating activities between $370 million and $380 million; and
•Adjusted Free Cash Flow between $200 million and $210 million.
The guidance ranges do not include the impact of any acquisitions that have not been completed. Adjusted EBITDA and Adjusted Free Cash Flow related to fiscal year 2026 are described in the Unaudited Reconciliation of Fiscal Year 2026 Outlook Non-GAAP Measures section of this press release. Net loss and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted Free Cash Flow, respectively, however these forward-looking estimates for fiscal year 2026 do not contemplate any unanticipated impacts.
Conference Call to Discuss Quarter
The Company will host a conference call to discuss these results on Tuesday, November 10, 2026 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should register for the call by clicking here to obtain a dial in number and unique passcode. Alternatively, upon registration, the website linked above provides an option for the conference provider to call the registrant's phone line, enabling participation on the call.
The call will also be webcast; to listen, participants should visit the Company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website and accessible using the same link.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors may visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; anticipated impacts from future or completed acquisitions; and guidance for fiscal year 2026, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate”, “projects,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may be unable to adequately increase prices or drive operating efficiencies to adequately offset increased costs and inflationary pressures, including increased fuel prices, wages, and tariffs; it is difficult to determine the timing or future impact of a sustained economic slowdown that could negatively affect our operations and financial results; the increasing focus on per - and polyfluoroalkyl substances (“PFAS”) and other emerging contaminants, including the recent designation by the U.S. Environmental Protection Agency of two PFAS chemicals as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act, will likely lead to increased compliance and remediation costs and litigation risks; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; disruptions or limited access to domestic and global transportation or the imposition of tariffs could impact the Company's ability to sell recyclables into end markets; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all, including due to the failure to satisfy all closing conditions and to receive required regulatory approvals that may prevent closing of any announced transaction; the Company may not be able to successfully integrate and recognize the expected financial benefits from acquired businesses; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company's most recently filed Form 10-K and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Henry Baby, CFA
Vice President of Investor Relations & Finance
(802) 417-3841
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	Unaudited
	2026	2025	2026	2025
Revenues	$559,231	$485,351	$1,560,307	$1,367,786
Operating expenses:
Cost of operations	374,577	315,262	1,048,451	903,783
General and administration	58,918	57,273	180,214	168,282
Depreciation and amortization	88,066	78,829	254,546	227,326
Expense from acquisition activities	6,318	4,618	18,909	16,610
Landfill development impairment charge	13,593	—	13,593	—
Organics facility closure charge	703	—	2,719	—
Organizational transformation costs	1,407	—	1,407	—
	543,582	455,982	1,519,839	1,316,001
Operating income	15,649	29,369	40,468	51,785
Other expense (income):
Interest expense, net	18,165	13,915	49,579	38,513
Other income	(4,002)	(436)	(5,137)	(1,370)
Other expense, net	14,163	13,479	44,442	37,143
Income (loss) before income taxes	1,486	15,890	(3,974)	14,642
Provision for income taxes	8,507	5,906	4,816	4,260
Net (loss) income	$(7,021)	$9,984	$(8,790)	$10,382
Basic weighted average common shares outstanding	63,642	63,492	63,600	63,450
Basic (loss) earnings per common share	$(0.11)	$0.16	$(0.14)	$0.16
Diluted weighted average common shares outstanding	63,642	63,591	63,600	63,550
Diluted (loss) earnings per common share	$(0.11)	$0.16	$(0.14)	$0.16

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,741	$123,773
Accounts receivable, net of allowance for credit losses	226,970	178,068
Other current assets	68,628	67,440
Total current assets	307,339	369,281
Property and equipment, net of accumulated depreciation and amortization	1,418,063	1,289,409
Operating lease right-of-use assets	107,032	105,252
Goodwill	1,389,497	1,120,056
Intangible assets, net of accumulated amortization	324,984	290,855
Restricted cash and assets	2,990	96,265
Other non-current assets	25,571	32,208
Total assets	$3,575,476	$3,303,326
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$25,391	$25,735
Current operating lease liabilities	12,264	11,952
Accounts payable	111,726	102,468
Contract liabilities	42,405	45,153
Current accrued final capping, closure and post-closure costs	34,493	7,562
Other accrued liabilities	97,518	101,032
Total current liabilities	323,797	293,902
Debt, less current portion	1,356,393	1,128,927
Operating lease liabilities, less current portion	77,150	72,513
Accrued final capping, closure and post-closure costs, less current portion	176,617	185,160
Other long-term liabilities	62,426	54,115
Total stockholders' equity	1,579,093	1,568,709
Total liabilities and stockholders' equity	$3,575,476	$3,303,326

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(8,790)	$10,382
Adjustments to reconcile Adjustments to reconcile net (loss) income to net cash provided by operating activities::
Depreciation and amortization	254,546	227,326
Interest accretion on landfill and environmental remediation liabilities	12,058	11,105
Amortization of debt issuance costs	2,235	2,277
Stock-based compensation	9,503	11,647
Operating lease right-of-use assets expense	19,364	16,385
Other items and charges, net	13,931	(150)
Deferred income taxes	(658)	1,076
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(60,358)	(46,835)
Net cash provided by operating activities	241,831	233,213
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(440,060)	(217,501)
Additions to intangible assets	(469)	—
Additions to property and equipment	(200,475)	(187,803)
Proceeds from sale of property and equipment	971	581
Net cash used in investing activities	(640,033)	(404,723)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	471,220	91,500
Principal payments on debt	(277,670)	(108,408)
Payments of debt issuance costs	(466)	(2,232)
Net cash provided by (used in) financing activities	193,084	(19,140)
Net decrease in cash, cash equivalents and restricted cash, including non-current	(205,118)	(190,650)
Cash, cash equivalents and restricted cash, including non-current, beginning of period	216,859	383,303
Cash, cash equivalents and restricted cash, including non-current, end of period	$11,741	$192,653
Supplemental Disclosure of Cash Flow Information:
Cash interest payments	$48,061	$42,835
Cash income tax (refunds) payments, net	$(1,761)	$318
Supplemental Disclosure of Non-Cash Activities:
Right-of-use assets obtained in exchange for finance lease obligations	$32,319	$30,268
Right-of-use assets obtained in exchange for operating lease obligations	$15,119	$22,668

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In thousands)
Non-GAAP Performance Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP performance measures such as Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share that provide an understanding of operational performance because it considers them important supplemental measures of the Company's performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's results. The Company also believes that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The tables below set forth such performance measures on an adjusted basis to exclude such items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(7,021)	$9,984	$(8,790)	$10,382
Net (loss) income as a percentage of revenues	(1.3)%	2.1%	(0.6)%	0.8%
Provision for income taxes	8,507	5,906	4,816	4,260
Other income	(4,002)	(436)	(5,137)	(1,370)
Interest expense, net	18,165	13,915	49,579	38,513
Depreciation and landfill amortization	66,828	59,849	192,902	169,764
Amortization of intangibles (i)	21,238	18,980	61,644	57,562
Expense from acquisition activities (ii)	6,318	4,618	18,909	16,610
Landfill development impairment charge (iii)	13,593	—	13,593	—
Organics facility closure charge, net (iv)	608	—	2,305	—
Organizational transformation costs (v)	1,407	—	1,407	—
Depletion of landfill operating lease obligations	3,793	3,358	10,497	8,947
Interest accretion on landfill and environmental remediation liabilities	4,037	3,679	12,058	11,105
Adjusted EBITDA	$133,471	$119,853	$353,783	$315,773
Adjusted EBITDA as a percentage of revenues	23.9%	24.7%	22.7%	23.1%
Depreciation and landfill amortization	(66,828)	(59,849)	(192,902)	(169,764)
Depletion of landfill operating lease obligations	(3,793)	(3,358)	(10,497)	(8,947)
Interest accretion on landfill and environmental remediation liabilities	(4,037)	(3,679)	(12,058)	(11,105)
Adjusted Operating Income	$58,813	$52,967	$138,326	$125,957
Adjusted Operating Income as a percentage of revenues	10.5%	10.9%	8.9%	9.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(7,021)	$9,984	$(8,790)	$10,382
Amortization of intangibles (i)	21,238	18,980	61,644	57,562
Expense from acquisition activities (ii)	6,318	4,618	18,909	16,610
Landfill development impairment charge (iii)	13,593	—	13,593	—
Organics facility closure charge, net (iv)	608	—	2,305	—
Organizational transformation costs (v)	1,407	—	1,407	—
Investment tax credit monetization (vi)	(3,586)	—	(3,586)	—
Tax effect (vii)	(10,251)	(6,135)	(24,472)	(19,285)
Adjusted Net Income	$22,306	$27,447	$61,010	$65,269

Diluted weighted average common shares outstanding	63,642	63,591	63,600	63,550
Dilutive effect of options and other stock awards	106	—	90	—
Adjusted Diluted Weighted Average Common Shares Outstanding	63,748	63,591	63,690	63,550

Diluted (loss) earnings per common share	$(0.11)	$0.16	$(0.14)	$0.16
Amortization of intangibles (i)	0.33	0.30	0.97	0.91
Expense from acquisition activities (ii)	0.10	0.07	0.30	0.26
Landfill development impairment charge (iii)	0.21	—	0.21	—
Organics facility closure charge, net (iv)	0.01	—	0.04	—
Organizational transformation costs (v)	0.02	—	0.02	—
Investment tax credit monetization (vi)	(0.06)	—	(0.06)	—
Tax effect (vii)	(0.15)	(0.10)	(0.38)	(0.30)
Adjusted Diluted Earnings Per Common Share	$0.35	$0.43	$0.96	$1.03
(i)Amortization of intangibles is the add-back of non-cash amortization of acquired intangibles, including covenants not-to-compete, customer relationships and trade names.
(ii)Expense from acquisition activities is comprised primarily of legal, consulting, rebranding, information technology and other costs associated with the due diligence, acquisition and integration of acquired businesses.
(iii)Landfill development impairment charge is a write-off of deferred costs associated with the Granite State Landfill, LLC greenfield landfill project no longer deemed viable in light of the outcome of legal proceedings, the changes in legislation and the unsupportive political environment.
(iv)Organics facility closure charge, net are net expenses related to us ceasing operations at an organic residuals composting facility that we own in Maine related to a change in state law prohibiting land application of biosolids based recycled products. The charge consists of costs incurred, net of revenues, related to ceasing operations at the site, which we expect to continue to occur through final closure of the site.
(v)Organizational transformation costs is comprised of certain costs related to employee severance and other employee compensation associated with initiatives to optimize our organizational structure and business operations. We expect to incur additional expenses related to these initiatives, potentially including third-party consulting, employee related compensation, information technology, legal and other costs.
(vi)Investment tax credit monetization is the receipt of proceeds associated with the monetization of federal investment tax credits by a third-party that owns and operates a renewable natural gas facility at one of our landfills.
(vii)Tax effect represents the aggregate marginal tax impact of each adjustment calculated using an estimated average statutory rate. Tax effect presented for the periods ended September 30, 2025 has been updated to conform with the current period methodology.

Non-GAAP Liquidity Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP liquidity measures, such as Adjusted Free Cash Flow, that provide an understanding of the Company's liquidity because it considers them important supplemental measures of its liquidity that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's cash flow generation from its core operations that are then available to be deployed for strategic acquisitions, growth investments, development projects, unusual landfill closures, site improvement and remediation, and strengthening the Company’s balance sheet through paying down debt. The Company also believes that showing the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses non-GAAP liquidity measures to understand the Company’s cash flow provided by operating activities after certain expenditures along with its consolidated net leverage and believes that these measures demonstrate the Company’s ability to execute on its strategic initiatives. The Company believes that providing such non-GAAP liquidity measures to investors, in addition to corresponding cash flow statement measures, affords investors the benefit of viewing the Company’s liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and cash flow generation has performed. The table below, on an adjusted basis to exclude certain items, sets forth such liquidity measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$80,805	$93,565	$241,831	$233,213
Capital expenditures	(78,187)	(65,925)	(200,475)	(187,803)
Proceeds from sale of property and equipment	331	78	971	581
Acquisition capital expenditures (i)	17,671	14,153	38,281	54,139
Cash outlays for acquisition expenses (ii)	6,350	5,930	19,111	17,698
McKean Landfill rail capital expenditures (iii)	1,255	825	5,731	1,625
Lehigh Valley, PA MRF construction (iv)	4,606	—	4,606	—
Cash outlays for organics facility closure, net (v)	132	—	1,025	—
Adjusted Free Cash Flow	$32,963	$48,626	$111,081	$119,453
(i)Acquisition capital expenditures are acquisition-related capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business.
(ii)Cash outlays for acquisition expenses are cash outlays for transaction and integration costs relating to specific acquisition transactions and include legal, consulting, rebranding, information technology and other costs as part of the Company’s strategic growth initiative.
(iii)McKean Landfill rail capital expenditures are long-term infrastructure capital expenditures related to rail side development at the Company's landfill in Mount Jewett, Pennsylvania ("McKean Landfill"), which is different from the landfill construction investments in the normal course of operations.
(iv)Lehigh Valley, PA MRF construction represents amounts paid in advance in connection with the planned construction of a new material recycling facility (“MRF”) located in Lehigh Valley, Pennsylvania, which will incorporate advanced recycling technology.
(v)Cash outlays for organics facility closure, net are net cash outlays related to us ceasing operations at an organic residuals composting facility that we own in Maine related to a change in state law prohibiting land application of biosolids based recycled products. We expect to incur cash outlays through satisfaction of the closure requirements and the soil remediation process.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow presented by other companies.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF FISCAL YEAR 2026 OUTLOOK NON-GAAP MEASURES
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA(i) from estimated Net income for fiscal year 2026:

(Estimated) Twelve Months Ending December 31, 2026
Net loss	$(10,000) - $(4,000)
Provision for income taxes	3,000 - 7,000
Other income	(5,000)
Interest expense, net	67,000
Expense from acquisition activities	25,000
Landfill development impairment charge	14,000
Organics facility closure charge, net	3,000
Organizational transformation costs	2,000
Depreciation and landfill amortization	263,000
Amortization of intangibles	82,000
Depletion of landfill operating lease obligations	14,000
Interest accretion on landfill and environmental remediation liabilities	15,000
Adjusted EBITDA	$475,000 - $481,000
Following is a reconciliation of the Company's estimated Adjusted Free Cash Flow(i) from estimated Net cash provided by operating activities for fiscal year 2026:

(Estimated) Twelve Months Ending December 31, 2026
Net cash provided by operating activities	$370,000 - $380,000
Capital expenditures	(265,000)
Proceeds from sale of property and equipment	1,000
Acquisition capital expenditures	50,000
Cash outlays for acquisition expenses	25,000
McKean Landfill rail capital expenditures	5,000
Lehigh Valley, PA MRF construction	10,000
Cash outlays for organics facility closure, net	3,000
Cash outlays for organizational transformation costs	1,000
Adjusted Free Cash Flow	$200,000 - $210,000
(i)See footnotes for Non-GAAP Performance Measures and Non-GAAP Liquidity Measures included in the Unaudited Reconciliation of Certain Non-GAAP Measures for further disclosure over the nature of the various adjustments to estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA TABLES
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended September 30, 2026 and 2025 are as follows:

	Three Months Ended September 30,
	2026			2025
	Gross Revenues	Intercompany Revenues	Third-Party Revenues	Gross Revenues (i)	Intercompany Revenues (i)	Third-Party Revenues
Collection	$391,783	$(30,123)	$361,660	$337,001	$(22,953)	$314,048
Landfill	67,259	(35,801)	31,458	60,795	(34,015)	26,780
Transfer station	101,283	(49,686)	51,597	82,796	(42,130)	40,666
Transportation	10,089	(4,234)	5,855	10,120	(4,121)	5,999
Landfill gas-to-energy	1,739	—	1,739	1,538	—	1,538
Processing	4,108	(1,078)	3,030	4,101	(962)	3,139
Solid waste	576,261	(120,922)	455,339	496,351	(104,181)	392,170
Processing (ii)	57,288	(5,937)	51,351	53,504	(5,319)	48,185
National Accounts (ii)	52,639	(98)	52,541	45,074	(78)	44,996
Resource Solutions	109,927	(6,035)	103,892	98,578	(5,397)	93,181
Total revenues	$686,188	$(126,957)	$559,231	$594,929	$(109,578)	$485,351
(i)Prior period amounts have been updated to correct an immaterial error by reclassifying certain intercompany amounts from contra-revenue to costs of operations.
(ii)In the three months ended March 31, 2026, we realigned a business unit related to organic materials brokerage operations within our Resource Solutions operating segment from the National Accounts service line to the processing service line. Amounts disclosed for the three months ended September 30, 2025 have been updated to conform to the current period presentation.

Components of consolidated revenues growth for the three months ended September 30, 2026 compared to the three months ended September 30, 2025 are as follows:

	Amount	% of Related Business
Solid waste operations:
Collection	$18,385	5.9%
Disposal:
Landfill	1,238	4.6%
Transfer station	2,026	5.0%
Total disposal	3,264	4.8%
Other (i)	1	—%
Solid waste price	21,650	5.5%
Collection	(6,528)	(2.1)%
Disposal:
Landfill	3,440	12.8%
Transfer station	(351)	(0.9)%
Total disposal	3,089	4.6%
Other (i)	(636)	(6.0)%
Solid waste volume	(4,075)	(1.0)%
Intercompany transfers to National Accounts	(2,123)
Surcharges and other fees	9,679
Commodity price and volume	266
Acquisitions	37,772	9.6%
Total solid waste operations	63,169	16.1%
Resource Solutions operations:
Processing	1,752	3.6%
National Accounts	2,447	5.4%
Resource Solutions price	4,199	4.5%
Processing	(1,392)	(2.9)%
National Accounts	1,502	3.3%
Resource Solutions volume	110	0.1%
Intercompany transfers from solid waste	2,123
Surcharges and other fees	1,508
Facility closure	(776)
Acquisitions	3,547	3.8%
Total Resource Solutions operations	10,711	11.5%
Total Company	$73,880	15.2%
(i)Includes transportation, landfill gas-to-energy and processing services for solid waste.

Components of capital expenditures(i) for the three and nine months ended September 30, 2026 and 2025 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Growth capital expenditures:
Acquisition capital expenditures	$15,316	$11,597	$38,198	$50,256
McKean Landfill rail capital expenditures	1,255	825	5,731	1,625
Other	16,679	5,220	29,718	13,293
Growth capital expenditures	33,250	17,642	73,647	65,174
Replacement capital expenditures:
Landfill development	13,805	6,938	30,321	14,200
Vehicles, machinery, equipment and containers	24,989	29,992	77,044	80,164
Facilities	3,587	8,942	11,234	21,621
Other	2,556	2,411	8,229	6,644
Replacement capital expenditures	44,937	48,283	126,828	122,629
Capital expenditures	$78,187	$65,925	$200,475	$187,803
(i)The Company's capital expenditures are broadly defined as pertaining to either growth or replacement activities. Growth capital expenditures are defined as costs related to development projects, organic business growth, and the integration of newly acquired operations. Growth capital expenditures include costs related to the following: 1) acquisition capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business; 2) McKean Landfill rail capital expenditures, which is unique and different from landfill construction investments in the normal course of operations because the Company is investing in long-term infrastructure; and 3) development of landfill permit expansions, investment in infrastructure to increase throughput at transfer stations and recycling and other processing facilities, capital expenditures for new equipment, such as trucks, containers or compactors, to support new contracts or other organic business growth, and other development projects in support of our growth strategies. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, replacement costs for equipment and other capital expenditures due to age or obsolescence, and capital items not otherwise defined as growth capital expenditures.